Exhibit 10.6

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 23, 2009, between Charleston Basics Inc., a Delaware corporation (the “Company”), Paneltech Products, Inc., a Delaware corporation (“Paneltech Products”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to raise up to $3,000,000 of gross proceeds from the Purchasers party hereto, and Other Investors (defined hereafter), pursuant to the terms of this Agreement and an additional Securities Purchase Agreement, if applicable, substantially similar to this Agreement, in a private placement offering of the Company’s securities (the “Offering”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designations (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Accounts Receivable” shall have the meaning ascribed to such term in Section 3.1(jj).

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

 “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company or of Paneltech Products, as applicable.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

 “Certificate of Designations” means the Certificate of Designations, Preferences and other Rights and Qualifications of Series A Convertible Preferred Stock to be filed prior to the Initial Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.

“Closing” shall mean either the Initial Closing or the Secondary Closing.

“Closing Date” means the Initial Closing Date or the Secondary Closing Date, as applicable.

“Closing Statement” means a Closing Statement in the form Exhibit B attached hereto.

“Collins Timber” shall have the meaning ascribed to that term in Section 4.15.

“Collins Repurchase” shall have the meaning ascribed to that term in Section 4.15.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock.

“Company Charter Documents” shall have the meaning ascribed to that term in Section 3.1(b).

“Company Counsel” means Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022.

“Company Financial Statements” shall have the meaning ascribed to that term in Section 3.1(h).

 “Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Escrow Agent” means Feldman LLP.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, attached hereto as Exhibit C, by and among the Company, the Lead Investor and the Escrow Agent pursuant to which the Purchasers shall each deposit their Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(y).

“Initial Closing” means the closing of the Offering at which the Company raises the Initial Proceeds from the Lead Investor and the Paragon Introduced Investors.

“Initial Closing Date” means the date of the Initial Closing, which shall be on a Business Day and upon which all of the Transaction Documents applicable to the Initial Closing have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the obligations of the Lead Investor and/or the Paragon Introduced Investors to each pay their Subscription Amounts and (ii) the Company’s obligations to deliver the Securities to be delivered at the Initial Closing have been satisfied or waived.

“Initial Proceeds” means an aggregate of $1,500,000 to be raised by the Company from the Lead Investor and/or the Paragon Introduced Investors.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Investor Rights Agreement” means the Investor Rights Agreement, in the form of Exhibit D attached hereto, which contains certain rights applicable to the Purchasers and the Other Investors in this Offering including, without limitation, certain registration rights with respect to the Underlying Shares.

“Lead Investor” means Paragon Capital LP, a Delaware limited partnership, a Purchaser with offices at 110 East 59th Street, New York, New York 10022.

“Lead Investor Counsel” means Feldman LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other charge or restriction.

“Management Lock-Up Agreements” means the Lock-Up Agreements by and among the Company and each of the directors, officers and Collins Timber, in the form of Exhibit E attached hereto, all of which shall commence on the Initial Closing Date and expire twelve (12) months after the Secondary Closing Date (or twelve (12) months after the Initial Closing Date if there is no Secondary Closing).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.16.

“Merger” shall have the meaning ascribed to that term in Section 2.3(b).

“Merger Agreement” shall have the meaning ascribed to that term in Section 2.3(b).

“Offering” means the Company’s private placement offering of the Securities, as described in further detail in this Agreement.

“Other Investors” means investors in the Offering other than the Purchasers party to this Agreement, each of whom has entered into a Securities Purchase Agreement substantially similar to this Agreement.

“Paneltech Products” means Paneltech Products, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, having offices at 2999 John Stevens Way, Hoquiam, Washington 98550.

“Paneltech Products Financial Statements” shall have the meaning ascribed to that term in Section 3.1(h).

“Paragon Introduced Investors” means the investors introduced by the Lead Investor who also subscribe for Securities at the Initial Closing.999 John Stevens Way Hoquiam, WA 98550
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 “Preferred Stock” means the 5,453,100 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, authorized under and having the rights, preferences and privileges set forth in the Certificate of Designations, in the form of Exhibit A attached hereto.

 “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all shares of Preferred Stock, ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to that term in Section 4.3.

“Secondary Closing” means the closing of the Offering at which the Company raises the Secondary Proceeds.

“Secondary Closing Date,” if it shall occur, means the date of the Secondary Closing, which may occur concurrent with the Initial Closing Date or anytime thereafter until January 22, 2010.

“Secondary Investors” means investors in the Offering other than the Lead Investor or the Paragon Introduced Investors.

“Secondary Proceeds” means up to an aggregate of $1,500,000 to be raised by the Company from Secondary Investors.

“Securities” means the Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stated Value” means the price per share of the Preferred Stock.

“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for the Preferred Stock and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any other direct or indirect subsidiary of the Company as set forth on Schedule 3.1(a) attached hereto, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

 “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE Euronext or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designations, the Warrants, the Escrow Agreement, the Management Lock-Up Agreements, the Investor Rights Agreement, all schedules and exhibits thereto and hereto, and any other documents or agreements executed and/or delivered in connection with the transactions contemplated hereunder.

“Transfer Agent” means Island Stock Transfer or any successor transfer agent for the Common Stock as may be engaged by the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon (i) conversion of the Preferred Stock, in accordance with the terms of the Certificate of Designations and (ii) exercise of the Warrants.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12 hereafter.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Lead Investor and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means the Series A Common Stock purchase warrants, in the form of Exhibit F attached hereto, delivered to the Purchasers at each Closing in accordance with Section 2.2(a) hereof, which Warrants shall have a term of exercise equal to seven (7) years, commencing six (6) months after the Secondary Closing Date (provided, however, that if there is no Secondary Closing then commencing six (6) months after the Initial Closing Date) at an initial exercise price of $0.12, subject to adjustment, as provided therein.

ARTICLE II
PURCHASE AND SALE

2.1 Closings.

(a) Initial Closing.  On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the Lead Investor and/or the Paragon Introduced Investors, the Company agrees to sell, and the Lead Investor and/or the Paragon Introduced Investors agree, severally and not jointly, to purchase for an aggregate purchase price of $1,500,000: (i) shares of Preferred Stock with an aggregate Stated Value equal to such Purchaser's Subscription Amount and (ii) Warrants as determined pursuant to Section 2.2(a).  The aggregate number of shares of Preferred Stock sold at the Initial Closing shall be 2,726,550 shares.  At or prior to the Initial Closing, the Lead Investor and/or each of the Paragon Introduced Investors, as applicable, shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount and the Company shall deliver to the Escrow Agent, shares of Preferred Stock and Warrants as determined pursuant to Section 2.2(a), and the Company, on the one hand, and the Lead Investor and/or each of the Paragon Introduced Investors, as applicable, on the other hand, shall deliver the other items set forth in Section 2.2 deliverable at the Initial Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Initial Closing shall occur at the offices of the Lead Investor Counsel or such other location as the parties shall mutually agree and the Company and the Lead Investor shall deliver to the Escrow Agent the Escrow Release Notice (as defined in the Escrow Agreement), duly executed.

(b) Secondary Closing.  In the event that the Initial Closing is consummated, the Company may hold the Secondary Closing for the purpose of raising the Secondary Proceeds.  The aggregate number of shares of Preferred Stock that may be sold at the Secondary Closing shall be up to 2,726,550 shares.  On the Secondary Closing Date, if applicable, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the Secondary Investors, the Company agrees to sell, and the Secondary Investors agree, severally and not jointly, to purchase for an aggregate purchase price of up to $1,500,000: (i) shares of Preferred Stock with an aggregate Stated Value equal to such Purchaser's Subscription Amount and (ii) Warrants as determined pursuant to Section 2.2(a).  Each of the Secondary Investors, as applicable, shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount and the Company shall deliver to each such Secondary Investor, as applicable, shares of Preferred Stock and Warrants as determined pursuant to Section 2.2(a), and the Company, on the one hand, and the Secondary Investors, as applicable, on the other hand, shall deliver the other items set forth in Section 2.2 deliverable at the Secondary Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Secondary Closing shall occur at the offices of the Company Counsel or such other location as the parties shall mutually agree.

2.2	Deliveries.

(a) On or prior to the applicable Closing Date, the Company shall deliver or cause to be delivered to each Purchaser (or such other Person, as specifically provided below) the following:

(i)  this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, in substantially the form of Exhibit G attached hereto;

(iii) a certificate evidencing a number of shares of Preferred Stock equal to such Purchaser’s Subscription Amount divided by the Stated Value, registered in the name of such Purchaser;

(iv) the Management Lock-Up Agreements;

(v) a Warrant registered in the name of such Purchaser to purchase up to such number of shares of Common Stock as shall be equal to one-third (1/3) of the number of shares of Common Stock into which the shares of Preferred Stock issued to such Purchaser in the Offering could be converted on the applicable Closing Date;

(vi) the Escrow Release Notice to the Escrow Agent, with respect to the Initial Closing only;

(vii) evidence of the filing of the Certificate of Designations with the Secretary of State of Delaware;

(viii) an officer’s certificate from the President of the Company, dated as of the applicable Closing Date certifying that the representations and warranties of the Company are true and correct as of such date and that the Company has satisfied all of the conditions to the applicable Closing;

(ix) a certificate from the Secretary of the Company, dated as of the applicable Closing Date, certifying and setting forth (A) the Company’s certificate of incorporation, Certificate of Designations and by-laws; (B) the names, signatures and positions of the Persons authorized to execute this Agreement and any other Transaction Documents to which the Company is a party; and (C) a copy of the resolutions of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, as applicable; and

(x) the Investor Rights Agreement duly executed by the Company.

(b) On or prior to the applicable Closing Date, each Purchaser (or such other Person, as specifically provided below) shall deliver or cause to be delivered to the Company (or such other Person, as specifically provided below) the following:

(i)	this Agreement duly executed by such Purchaser;

(ii)
such Purchaser’s Subscription Amount by wire transfer or certified check to the Escrow Agent, with respect to the Initial Closing, or to the Company, with respect to the Secondary Closing, if applicable;

(iii)	the Escrow Release Notice to the Escrow Agent, to be delivered by the Lead Investor with respect to the Initial Closing only; and

(iv)	the Investor Rights Agreement duly executed by such Purchaser.

2.3	Closing Conditions.

(a) The obligations of the Company hereunder in connection with each applicable Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the applicable Closing Date, of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the applicable Closing Date, shall have been performed or waived;

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement; and

(iv) with respect to the Initial Closing, the minimum aggregate Subscription Amount hereunder shall be not less than $1,500,000.

(b) The respective obligations of the Purchasers hereunder in connection with the applicable Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the applicable Closing Date, of the representations and warranties of the Company and Paneltech Products contained herein;

(ii) all obligations, covenants and agreements of the Company and Paneltech Products required to be performed at or prior to the applicable Closing Date, shall have been performed or waived;

(iii) except for any items specifically permitted to be delivered by the Company after the applicable Closing Date, the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) prior to the Initial Closing, the Company shall have completed the acquisition of all the membership interests of Paneltech Products, whether through reverse merger, securities exchange or other means (the “Merger”) pursuant to the Merger Agreement attached hereto as Exhibit H (the “Merger Agreement”);

(v) on and as of the applicable Closing Date, there shall not exist any Material Adverse Effect with respect to the Company or Paneltech Products; and

(vi) on and as of the applicable Closing Date, a banking moratorium shall not have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Securities at the applicable Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company and Paneltech Products.  Except as set forth in the information schedules attached hereto, which correspond with the applicable Sections of this Agreement (the “Disclosure Schedules”, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company and Paneltech Products hereby jointly and severally make the following representations and warranties to and covenants with each Purchaser.  For the purposes of this Section 3.1, Paneltech Products shall be deemed to be a Subsidiary of the Company.

(a) Subsidiaries.  All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 3.1(a) attached hereto.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, certificate of formation, by-laws, limited liability company operating agreement or other organizational or charter documents (collectively, the “Company Charter Documents”).  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s and Paneltech Products’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.  The Company and Paneltech Products each has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and Paneltech Products and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and Paneltech Products and no further action is required by the Company, Paneltech Products or either of their Boards of Directors or stockholders, in connection therewith other than in connection with the Required Approvals.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company or Paneltech Products, as applicable, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company or Paneltech Products, as applicable, enforceable against such party in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery and performance by the Company and Paneltech Products, as applicable, of the Transaction Documents, the issuance and sale of the Securities by the Company, and the consummation by each of them of the other transactions contemplated hereby and thereby, as applicable, do not and will not conflict with or violate any provision of the Company Charter Documents.  Additionally, subject to the Required Approvals and subject to the accuracy of the representations and warranties of the Company provided in Section 4.5 of the Merger Agreement (which limitation shall only be applicable to the Company), the Transaction Documents, the issuance and sale of the Securities by the Company, and the consummation by each of them of the other transactions contemplated hereby and thereby, as applicable, do not and will not (i) constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a  party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  Except as set forth on Schedule 3.1(e) attached hereto, neither the Company nor Paneltech Products is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company and Paneltech Products of the Transaction Documents, other than the filing of a Form D Notice of Exempt Offering of Securities (“Form D”) with the Commission and such filings as are required to be made under applicable state  securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, on or after the closing of the Merger, or Paneltech Products, at anytime, other than restrictions on transfer provided for in the Transaction Documents or otherwise by law.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, on or after the closing of the Merger, or Paneltech Products, at anytime, other than restrictions on transfer provided for in the Transaction Documents or otherwise by law.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)  Capitalization.  The capitalization of the Company immediately prior to the Initial Closing and the Collins Repurchase, but giving full effect to the Merger, is as set forth on Schedule 3.1(g) attached hereto, which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of such date.  Except with respect to the Purchasers and the Other Investors in the Offering, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, or as otherwise set on Schedule 3.1(g) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, Common Stock Equivalents or other equity ownership including, without limitation, any securities of Paneltech Products. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers and Other Investors), nor will it result in the obligation of Paneltech Products to issue any securities, and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares of capital stock were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  All of the outstanding shares of capital stock of Paneltech Products are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such of shares of capital stock were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others, including without limitation any director or stockholder of Paneltech Products, is required for the issuance and sale of the Securities.  There are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders, other than the Investor Rights Agreement to be entered into in connection with the Initial Closing.

(h) Financial Statements.  Subject to the accuracy of the representations and warranties of the Company provided in Section 4.6(b) of the Merger Agreement, the financial statements of the Company contained in its periodic reports filed with the Commission (the “Company Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“GAAP”), except as may be otherwise specified in the Company Financial Statements or the notes thereto, and fairly present in all material respects the assets, liabilities, financial position and results of operations of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  The Company Financial Statements, which were audited, were audited by an auditing firm which is a member in good standing of the US Public Company Accounting Oversight Board.

(ii)           The audited financial statements of Paneltech Products (including its predecessors) for the years ended December 31, 2007 and 2008 and the unaudited interim financial statements for the nine (9) month period ended September 30, 2009 are attached to Schedule 3.1(h) hereto (the “Paneltech Products Financial Statements”), which Paneltech Products Financial Statements are in final draft form and have been prepared in connection with the Merger. The Paneltech Products Financial Statements have been prepared in accordance GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Paneltech Products and its consolidated subsidiaries, as applicable, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i) Material Changes. Since September 30, 2009 (solely with respect to Paneltech Products) and since the closing of the Merger (solely with respect to the Company), except as specifically disclosed on Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor Paneltech Products has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice (B) liabilities incurred as a result of this transaction and (C) liabilities not required to be reflected in the Company Financial Statements or the Paneltech Products Financial Statements, as applicable, and in each case pursuant to GAAP or disclosed in filings made with the Commission, (iii) neither the Company nor Paneltech Products has altered its method of accounting, (iv) neither the Company nor Paneltech Products has declared or made any dividend or distribution of cash or other property to its stockholders, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) neither the Company nor Paneltech Products has issued any equity securities to any officer, director, member, manager or Affiliate, except pursuant to existing Company stock option plans.

(j) Litigation.  Subject to the accuracy of the representations and warranties provided by the Company pursuant to Section 4.13 of the Merger Agreement (which limitation shall only be applicable to the Company), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company and/or Paneltech

Products, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, since the closing of the Merger, nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company and/or Paneltech Products, there is not pending or contemplated, any investigation by the Commission, since the closing of the Merger, involving the Company, or at anytime, with respect to Paneltech Products or any current director or officer of the Company or Paneltech Products.

(k) Labor Relations.  No labor dispute exists or, to the knowledge of the Company and/or Paneltech Products, is imminent with respect to any of the employees of the Company or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or any Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or any such Subsidiary, and neither the Company nor any Subsidiary is a party to a collective bargaining agreement, and the Company and the Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company and/or Paneltech Products, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.  The Company and the Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance.  Except as set forth on Schedule 3.1(l), neither the Company (but only to the extent that such event first occurred after the closing of the Merger) nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company (after the closing of the Merger) or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits.  Paneltech Products possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and PanelTech Products has not received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Intellectual Property Rights.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company, nor any Subsidiary has received a written notice that any of the Intellectual Property Rights used by the Company or any Subsidiary currently violate or infringe upon the rights of any Person. Except as set forth on Schedule 3.1(o), to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties that represent their confidential information or trade secrets, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance.  The Company, since the closing of the Merger, and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Except as set forth on Schedule 3.1(p), neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees.  Except as set forth on Schedule 3.1(q) attached hereto, none of the current officers or directors of the Company or Paneltech Products and, to the knowledge of the Company and Paneltech Products, none of the current employees of the Company or Paneltech Products is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary, director fees or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Internal Accounting Controls.  The Company, since the closing of the Merger, and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Certain Fees.  Except as set forth on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company or Paneltech Products to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act or the securities laws of any state is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(u) Investment Company. Neither the Company nor Paneltech Products is, nor is either an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(v) Registration Rights.  Except as provided to the Purchasers and the Other Investors in the Offering, under the provisions of the Investor Rights Agreement, and as otherwise set forth on Schedule 3.1(v), no Person has any registration rights under the Securities Act with respect to any securities of the Company or Paneltech Products.

(w) Disclosure.  All disclosure furnished by or on behalf of Paneltech Products to the Purchasers regarding Paneltech Products, its business, and the transactions contemplated hereby, included in this Agreement and the Disclosure Schedules, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made and when made, not misleading.  The press releases disseminated by Paneltech Products during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company and Paneltech Products each acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(x) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, Paneltech Products nor any of their respective Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(y) Solvency.  Subject to the accuracy of the representations and warranties of the Company provided in Section 4.6(b) of the Merger Agreement (which limitation shall only be applicable to the Company), and that there have been no material changes in the Company Financial Statements from October 1, 2009 through and until the closing of the Merger, based on the consolidated financial condition of the Company as of the applicable Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and after giving effect to the Merger: (i) the fair saleable value of the Company’s consolidated assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing consolidated debts and other consolidated liabilities (including known contingent liabilities) as they mature, (ii) the Company’s consolidated assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and Paneltech Products, and projected capital requirements and capital availability thereof, and (iii) the current consolidated cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its consolidated liabilities when such amounts are required to be paid. Neither the Company nor Paneltech Products intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  Neither the Company nor Paneltech Products has any knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Initial Closing Date.  Schedule 3.1(y) sets forth as of the date hereof exceptions and qualifications to this Section 3.1(y) and all outstanding secured and unsecured Indebtedness of PanelTech Products, or for which Paneltech Products has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company, since the closing of the Merger, nor any Subsidiary, is in default with respect to any Indebtedness.

(z) Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor Paneltech Products has knowledge of any tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(aa) No General Solicitation.  Neither the Company, Paneltech Products nor any person acting on behalf of either of them has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and the Other Investors, all of which are “accredited investors” within the meaning of Rule 501 under the Securities Act.  Notwithstanding the foregoing, with respect to the Company only, the representations and warranties contained in this Section 3.1(aa) are limited to events occurring after the closing of the Merger.

(bb) Foreign Corrupt Practices.  Neither the Company, Paneltech Products, nor to the knowledge of the Company and/or Paneltech Products, any agent or other person acting on either of their behalves, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or Paneltech Products (or made by any person acting on its behalf of which the Company or Paneltech Products is aware) which is  in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.  Notwithstanding the foregoing, the representations and warranties contained in this Section 3.1(bb), with respect to the Company, are limited to those of which any of the Company’s current officers or directors have actual knowledge.

(cc) Accountants.  Paneltech Products’ accounting firm is set forth on Schedule 3.1(cc) attached hereto.  To the knowledge and belief of the Company and Paneltech Products, such accounting firm, which the Company expects will express its opinion with respect to the audited Paneltech Products Financial Statements, is an independent public accounting firm.

(dd) Seniority.  Except as set forth on Schedule 3.1(dd), as of the applicable Closing Date, no Indebtedness or other claim against the Company or Paneltech Products is senior to or pari passu with the Preferred Stock in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).  Notwithstanding the foregoing, the representations and warranties contained in this Section 3.1(dd), with respect to the Company, are limited to those of which any of the Company’s current officers or directors have actual knowledge.

(ee) No Disagreements with Accountants and Lawyers.  There are currently no disagreements of any kind presently existing, or reasonably anticipated by the Company or Paneltech Products to arise, between the Company or Paneltech Products and the accountants and lawyers formerly or presently employed by the Company or Paneltech Products, as applicable, and each of the Company and Paneltech Products is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s and/or Paneltech Products’ ability to perform any of its obligations under any of the Transaction Documents.  Notwithstanding the foregoing, the representations and warranties contained in this Section 3.1(ee), with respect to the Company, are limited to those of which any of the Company’s current officers or directors have actual knowledge.

(ff) Corporate Documents; Minute Books. Copies of the Company Charter Documents (except the minute books of the Company) have been furnished to the Purchasers, and, subject to the accuracy of the representations and warranties of the Company provided in Section 4.2 of the Merger Agreement (which limitation shall only be applicable to the Company) such copies are accurate and complete as of the date hereof.  Subject to the accuracy of the representations and warranties of the Company provided in Section 4.2 of the Merger Agreement (which limitation shall only be applicable to the Company), the minute books of the Company’s Subsidiaries are current, contain the minutes of all meetings of Paneltech Products’ Board of Directors and stockholders from its date of formation to the date of this Agreement, and adequately reflect all material actions taken by Paneltech Products’ Board of Directors and stockholders.

(gg) Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company and Paneltech Products each acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  Except as set forth on Schedule 3.1(gg) attached hereto, the Company and Paneltech Products each further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or Paneltech Products (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company and Paneltech Products each further represents to each Purchaser that the decision by each of the Company and Paneltech Products to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company, Paneltech Products and their respective representatives. The Company and Paneltech Products also each acknowledges that principals of the Lead Investor, immediately prior to the Merger, owned a substantial majority of the Company’s Common Stock and therefore had effective control over its business and decision making, but that the terms of the Offering of the Securities had been negotiated between the Lead Investor and Paneltech Products, whose members acquired control of the Company upon the consummation of the Merger.

(hh) Manufacturing and Marketing Rights.  Except as set forth on Schedule 3.1(hh) attached hereto, neither the Company, after the closing of the Merger, nor any Subsidiary has granted rights to manufacture, produce, assemble, license, market, or sell its products or services to any other Person and is not bound by any agreement that affects the Company’s or any Subsidiary’s exclusive right to develop, manufacture, assemble, distribute, market or sell its respective products or services, subject to the actual knowledge of any of the Company’s current officers or directors, with respect to the Company.

(ii) Obligations of Management. Each officer and key employee of the Company and the Subsidiaries is currently devoting substantially all of his or her business time to the conduct of business of the Company and/or any Subsidiary.  Neither the Company nor any Subsidiary is aware that any officer or key employee of the Company or any Subsidiary is planning to work less than full time at the Company or any Subsidiary, as applicable, in the future.  No officer or key employee is currently working or, to the Company’s or Paneltech Products’ knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

(jj) Accounts Receivable.  Subject to the accuracy of the representations and warranties of the Company provided in Section 4.6(b) of the Merger Agreement (which limitation shall only be applicable to the Company), all accounts receivable of the Company and its Subsidiaries that are reflected on the Company’s and its Subsidiaries’ balance sheets or interim balance sheets or on the accounting records of the Company and its Subsidiaries on a consolidated basis as of the applicable Closing Date and giving effect to the Merger (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the applicable Closing Date, the Accounts Receivable are or will be as of such date current and collectible net of the respective reserves shown on the balance sheet or interim balance sheet or on the accounting records of the Company and its Subsidiaries as of the applicable Closing Date (which reserves are adequate and calculated consistent with past practice).  Except as set forth on Schedule 3.1(jj), there is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any agreement and/or contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.1(jj) attached hereto contains a complete and accurate list of all Accounts Receivable as of the date indicated, which list sets forth the aging of such Accounts Receivable.  The representations and warranties set forth in the three sentences immediately preceding are limited to the actual knowledge of any of the current officers or directors of the Company, with respect to the Company.

(kk) Employee Benefits.  Except as set forth on Schedule 3.1(kk) attached hereto, neither the Company nor any Subsidiary has (nor for the two (2) years preceding the date hereof has had) any plans which are subject to ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

3.2     Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the applicable Closing Date to the Company as follows:

(a)           Organization; Authority.  Such Purchaser, if not an individual, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

 (c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any shares of Preferred Stock or exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company or Paneltech Products to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents as a result of any action taken by such Purchaser.

(g) Access to Information. Such Purchaser has been afforded the opportunity to examine all material books, records, and agreements of the Company and Paneltech Products and to ask questions of the Company’s and Paneltech Products’ senior management and to obtain additional information necessary to verify the accuracy of the information supplied or to which the Purchaser had access.  Such Purchaser has also been afforded the opportunity to ask questions of the Company’s and Paneltech Products’ senior management to obtain any further information reasonably available to the Company or Paneltech Products, which such Purchaser has requested in connection with its decision to purchase the Securities.   Such Purchaser has conducted what it deems to be an adequate investigation of the business, finances, and prospects of the Company and its Subsidiaries, and it is satisfied with the results of its investigation.

       (h) Professional Advice.  Such Purchaser acknowledges that the Purchaser has had the opportunity to and has been encouraged to consult with tax advisors and legal counsel of such Purchaser’s own choosing, and that such Purchaser is not relying on the Company’s tax advisors or legal counsel in connection with this Agreement or the purchase of the Securities.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Investor Rights Agreement and shall have the rights of a Purchaser under this Agreement and the Investor Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

 [NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement  covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the effective date of any registration statement relating to the Underlying Shares (the “Effective Date”), if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any shares of Preferred Stock are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1.  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent or the Company to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser or by delivery of a certificate representing such shares to the Purchaser.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $3 per Trading Day (increasing to $6 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the second Trading Day after the Legend Removal Date until such certificate is delivered without a legend.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company and Paneltech Products each further acknowledges that its respective obligations under the Transaction Documents, including, without limitation, the Company’s obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and, other than in connection with a breach of this Agreement by a Purchaser (and with respect to such Purchaser only), not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company or Paneltech Products may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Furnishing of Information; Public Information; Registration of Common Stock under the Exchange Act.  As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act (“SEC Reports”). The Company acknowledges that as of the Initial Closing Date none of the Company’s securities have been registered under the Exchange Act and it is therefore not obligated to file SEC Reports.  Notwithstanding the foregoing, the Company covenants that it (i) will register its shares of Common Stock under Section 12(g) or Section 12(b) of the Exchange Act, as applicable, within ninety (90) days after the Initial Closing Date and (ii) shall continue voluntarily to timely file all SEC Reports until its Common Stock has become registered under the Exchange Act.

4.4           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5           Conversion and Exercise Procedures.  Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Certificate of Designations set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Preferred Stock.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Preferred Stock.  The Company shall honor exercises of the Warrants and conversions of the Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6           Securities Laws Disclosure; Publicity.  The Company shall, within four (4) Business Days after the Initial Closing Date, file a Current Report on Form 8-K (the “Form 8-K”) with the Commission which shall summarize the transactions consummated pursuant to the Transaction Documents.  Additionally, the Company shall use its best efforts to file with the Commission, within thirty (30) days after the Initial Closing Date, but in any event no later than February 11, 2010, an amendment to the Form 8-K (the “Form 8-K Amendment”) for the purpose of filing with the Commission the Paneltech Products Financial Statements, including any applicable pro forma financial information, along with updated information on the Company reflecting changes resulting from the Merger and the Offering including, without limitation (i) the change of the Company’s business; (ii) the change of beneficial ownership of the Company’s Common Stock; (iii) the change of the Company’s management; and (iv) any other material non-public information provided to the Purchasers and the Other Investors, in connection with the Offering. The Company, Paneltech Products and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company, Paneltech Products nor any Purchaser shall issue any press release or otherwise make any public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Lead Investor, with respect to any press release of the Company or Paneltech Products, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, neither the Company nor Paneltech Products shall publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with any registration statement contemplated by the Investor Rights Agreement and (ii) to the extent such disclosure is required by any law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (ii).

4.7           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents or pursuant to Section 4.3, the Company and Paneltech Products each covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company or Paneltech Products believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  Notwithstanding the foregoing, the Company or Paneltech Products may supply non-public information to any person elected or appointed as a director of the Company pursuant to the Investor Rights Agreement.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8           Use of Proceeds.  Except as set forth on Schedule 4.8 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder only for (a) working capital purposes (b) to pay for the shares being purchased by the Company pursuant to the Collins Repurchase; and (c) to make certain tax distributions to the members of Paneltech International, LLC, the predecessor to Paneltech Products.  The Company may not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices or costs incident to this transaction), (b) the redemption of any Common Stock or Common Stock Equivalents (except for the Collins Repurchase) or (c) the settlement of any outstanding litigation.

4.9           Indemnification of Purchasers.   Subject to the provisions of this Section 4.9, each of the Company and Paneltech Products, jointly and severally, will indemnify and hold each Purchaser and its directors, managers, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, managers, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company or Paneltech Products in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company or Paneltech Products who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof and the assumption of such fees has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.10           Reservation of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

4.11 Additional Rights of Purchasers.  The Purchasers also shall have any and all additional rights as provided under the terms of the Investor Rights Agreement, and a breach of the Company's obligations thereunder shall be deemed a breach of its obligations hereunder.

4.12           Variable Rate Transactions.  From the date hereof until the Preferred Stock is no longer outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the shares of Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  A Variable Rate Transaction shall not include any adjustment of a conversion price or an exercise price of any convertible security, option, or warrant in connection with any Common Stock split, combination, or dividend, any reorganization, recapitalization, merger, or similar event by the Company, or the operation of any anti-dilution provision in such convertible security, option, or warrant.

4.13 Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser and Other Investor by the Company and negotiated separately by each Purchaser and Other Investor, and is intended for the Company to treat the Purchasers and the Other Investors as a class and shall not in any way be construed as the Purchasers and the Other Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14 Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D promulgated under the Securities Act and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at each applicable Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.15 Collins Repurchase.  Concurrent with the Initial Closing, the Company shall purchase (the “Collins Repurchase”) from Collins Timber Company LLC (“Collins Timber”) such number of shares of Common Stock so that immediately after such purchase, Collins Timber’s ownership interest in the Company shall be reduced to ten percent (10%) of the total number of shares of Common Stock outstanding, immediately prior to the Initial Closing, including the consideration of the following in making such determination: (a) it shall be assumed that the maximum amount of $3,000,000 is raised in the Offering and such determination shall give effect to the conversion of 5,453,100 shares of Preferred Stock into 27,265,500 shares of Common Stock; but (b) such determination shall not give effect to (i) the exercise of any of the Warrants or (ii) the exercise of any other warrants or securities convertible into Common Stock, issued in connection with the Offering .  The specific terms and conditions of the Collins Repurchase are set forth in the form of purchase agreement attached hereto as Exhibit I.

ARTICLE V
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated at any time prior to the applicable Closing Date (a) (i) by mutual agreement between the Company, Paneltech Products and the Lead Investor, if the Purchasers under this Agreement are the Lead Investor and/or the Paragon Introduced Investors or (ii) by mutual agreement of the Company, Paneltech Products and a majority of the Purchasers, if the Purchasers under this Agreement are Secondary Investors; (b) (i) by the Lead Investor or (ii) by a majority of the Secondary Investors, as applicable, if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or Paneltech Products; provided, however, that the Company or Paneltech Products, as applicable, shall have the right to cure any breach that was not willful within ten (10) days of the receipt of written notice of the breach; or (c) (i) by written notice to the Company from the Lead Investor, with respect to the Initial Closing, if the Initial Closing has not been consummated on or before December 31, 2009 or (ii) if the Initial Closing has been consummated, then with respect to the Secondary Closing, by a majority of the Secondary Investors if the Secondary Closing has not been consummated by January 22, 2009; provided, however, that such termination, other than with respect to clause (a), will not affect the right of any party to sue for any breach by the other party.  In addition to the foregoing, the Company also shall have the right to terminate this Agreement, with respect to any specific Purchaser, if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of such Purchaser; provided, however, that such Purchaser shall have the right to cure any breach that was not willful within ten (10) days of the receipt of written notice of the breach.

5.2           Fees and Expenses.  The Company has previously paid the Lead Investor a non-accountable sum of $10,000 for its legal fees and disbursements related to the Offering.  At the Initial Closing, the Company has agreed to pay the Lead Investor an additional non-accountable sum of $50,000 for its legal fees and expenses relating to the Merger.  The Company shall deliver to each Purchaser, prior to the applicable Closing on such Purchaser’s Subscription Amount, a completed and executed copy of the Closing Statement, in the form of Exhibit B attached hereto.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, Paneltech Products and the Lead Investor, and in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither the Company nor Paneltech Products may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lead Investor (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to such Purchaser and such assignment or transfer is not in violation of Regulation D promulgated under the Securities Act.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival.  The representations and warranties contained herein shall survive each applicable Closing and the delivery of the Securities for the applicable statute of limitations.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15           Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16           Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.17           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction

Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Lead Investor Counsel.  Lead Investor Counsel does not represent all of the Purchasers but only the Lead Investor. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.18           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.21           Force Majeure. No party hereto shall be liable to any other party hereto for any failure or delay in performance caused by reasons beyond its reasonable control, including but not limited to restrictions of law, regulations, orders, or other governmental directives, labor disputes, acts of God, adverse weather conditions, acts of terrorism, third-party mechanical failure or other equipment breakdowns, fire, explosions, interruption or failure of telecommunication or digital transmission links, Internet failures and delays, or other similar events.

5.22           WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHARLESTON BASICS, INC.	Address for Notice: 2999 John Stevens Way Hoquiam, WA 98550
By:__________________________________________ Name: Title:	Fax: (360) 538-1510
PANELTECH PRODUCTS, INC.	Address for Notice: 2999 John Stevens Way Hoquiam, WA 98550
By:__________________________________________ Name: Title: With a copy to (which shall not constitute notice):	Fax: (360) 538-1510
Olshan Grundman Frome Rosenzweig & Molosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022 Attn: Kenneth A. Schlesinger, Esq.

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SIGNATURE PAGE FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: ____________________________________

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Fax Number of Authorized Signatory: _________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:____________

Shares of Preferred Stock:____________

Warrant Shares:________________

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]